                                                                 EXHIBIT 4
                                                                      -----
        LUTHERAN BROTHERHOOD
[LOGO]  VARIABLE INSURANCE
        PRODUCTS COMPANY
        A Stock Life Insurance Company
        Minneapolis, Minnesota  55415
                                                            FLEXIBLE PREMIUM
                                                   DEFERRED VARIABLE ANNUITY
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This is a legal contract between the contract owner and Lutheran Brotherhood
Variable Insurance Products Company. We issue this contract based on the Application signed by the applicant(s) and the payment of the first premium.

We will pay you the Annuity Income if an Annuitant is living on the Maturity Date (see page 3). The income will begin on the Maturity Date and, unless you change the settlement option, will be paid until the Annuitant dies. However, if the Annuitant dies during a Guarantee Period, income will continue to the beneficiary for the balance of that period. We will pay the Death Proceeds to the beneficiary upon receiving proof that the death of the Annuitant occurred before the Maturity Date. The Annuity Income and Death Proceeds will be paid according to the provisions of this contract.

THE ACCUMULATED VALUE AND THE DEATH PROCEEDS MAY INCREASE OR DECREASE DAILY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT. ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO MINIMUM DOLLAR AMOUNT.

RIGHT TO CANCEL. PLEASE READ THIS CONTRACT CAREFULLY. You may cancel the contract before midnight of the 10th day after you first receive it. Do this by (1) sending a telegram or mailing or delivering written notice to Lutheran Brotherhood Variable Insurance Products Company, 625 Fourth Avenue South, Minneapolis, MN 55415 or to the representative through whom you bought it, and (2) returning the contract. Notice given by mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. If you cancel the contract, it will be deemed void from the beginning. Within 7 days after we receive it, we will refund the sum of: (1) The Accumulated Value on the day the contract is first received by us or our representative; and (2) The amount attributable to this contract for risk charges deducted from the Variable Account and for advisory fees charged against the net asset value in the Fund portfolios.


Annuity Income payable at maturity.
Death Proceeds payable at death before maturity.
Flexible premiums.
Return on investments reflected in contract benefits.
Annual dividends payable if earned.


Signed for the Company at Minneapolis, Minnesota
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President      SAMPLE   /s/ Robert P. Gandrud

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Secretary      SAMPLE   /s/ David J. Larson

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ANNUITANT:   JOHN DOE                   AGE:   35     SEX:   MALE

ANNUITANT:   JANE DOE                   AGE:   35     SEX:   FEMALE

CONTRACT NUMBER:    C1234567            DATE OF ISSUE:  JANUARY 1, 1991
V2-VY-FPVA-1

CONTRACT NUMBER:    C1234567
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TABLE OF CONTENTS
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             Cover Page
             Index
             Contract Schedule, Contract Data
SECTION 1    Definitions
SECTION 2    General Provisions
SECTION 3    Ownership
SECTION 4    Premiums
SECTION 5    Accumulated Value
SECTION 6    Surrender
SECTION 7    Accounts and Unit Values
SECTION 8    Beneficiary
SECTION 9    Settlement Provisions
             Additional Benefits, Amendments, Application

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INDEX
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                                                                     SECTION
Accumulated Value ....................................................  5
Accumulation Unit Value ..............................................  7
Administrative Charge ................................................  5
Allocation of Premiums ...............................................  7
Annual Report ........................................................  5
Annuity Income .......................................................  2
Annuity Unit Value ...................................................  7
Beneficiary ..........................................................  8
Cash Surrender Value .................................................  6
Change in Annuity Unit Allocation ....................................  7
Change in Contract ...................................................  2
Change of Investment Policy ..........................................  7
Death Proceeds .......................................................  2
Deferment ............................................................  2
Entire Contract ......................................................  2
Exchange Provision ...................................................  3
Fixed Account ........................................................  7
General Account ......................................................  7
Incontestability .....................................................  2
Minimum Accumulated Value Required ...................................  5
Misstatement of Age or Sex ...........................................  2
Ownership ............................................................  3
Premiums .............................................................  4
Settlement Options ...................................................  9
Surrender ............................................................  6
  Cash Surrender Value ...............................................  6
  Full Surrender .....................................................  6
  Partial Surrender ..................................................  6
  Surrender Charge ...................................................  6
Transfer and Assignment ..............................................  3
Transfer of Accumulated Values .......................................  7
Variable Account .....................................................  7

V2-VY-FPVA-2                       page 2

       LUTHERAN BROTHERHOOD                      For information about this
[LOGO] VARIABLE INSURANCE                        contract, consult your
       PRODUCTS COMPANY                          Lutheran Brotherhood
       625 Fourth Avenue South                   Variable Insurance Products
       Minneapolis, Minnesota  55415             Company Representative or
                                                 write to us at our home
                                                 office.
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CONTRACT SCHEDULE                                        PLANNED ANNUAL
                                                            PREMIUM
BASIC BENEFIT
   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY                $1,000
   PREMIUMS PAYABLE TO THE CONTRACT ANNIVERSARY AFTER AGE 65
      MATURITY DATE:   JANUARY 1, 2021
      GUARANTEED PERIOD:   10 YEARS


   DATE OF INITIAL PREMIUM ALLOCATION:   JANUARY 1, 1991
      (SEE SECTION 7.4)

ACCUMULATED VALUES IN THE VARIABLE ACCOUNT DEPEND ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

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ADMINISTRATIVE CHARGE:   $30.00 PER YEAR  (SEE SECTION 5.2)

                           SURRENDER CHARGES*

                CONTRACT YEAR               PERCENT APPLIED
                      1                           6%
                      2                           5%
                      3                           4%
                      4                           3%
                      5                           2%
                      6                           1%
                 THEREAFTER                       0%

   *SEE SECTION 6.4 FOR A FULL DESCRIPTION OF THE SURRENDER CHARGE.
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ANNUITANT:   JOHN DOE                  AGE:   35     SEX:   MALE

CONTRACT NUMBER: C1234567             DATE OF ISSUE:   JANUARY 1, 1991

V2-VY-FPVA-3                          page 3


DATE OF ISSUE:   JANUARY 1, 1991                   CONTRACT NUMBER: C1234567
ANNUITANT:   JOHN DOE
AGE:   35     SEX:   MALE                                   FLEXIBLE PREMIUM
                                                   DEFERRED VARIABLE ANNUITY
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         VARIABLE ACCOUNT INFORMATION

         Investment Company - LB Series Fund, Inc.

         Variable Account -- LBVIP Variable Annuity Account I

         Each subaccount of the LBVIP Variable Annuity Account I invests in a specific portfolio of LB Series Fund, Inc. Subaccounts of the Variable Account and the portfolios in which they invest are as follows:
                      GROWTH SUBACCOUNT -- Amounts credited to this
                                           subaccount are invested in the
                                           Growth Portfolio.  This portfolio
                                           invests primarily in equity
                                           securities.

                 HIGH YIELD  SUBACCOUNT -- Amounts credited to this
                                           subaccount are invested in the
                                           High Yield Portfolio.  This
                                           portfolio invests primarily in
                                           high yield securities.

                      INCOME SUBACCOUNT -- Amounts credited to this
                                           subaccount are invested in the
                                           Income Portfolio.  This portfolio
                                           invests primarily in fixed income
                                           securities.

                MONEY MARKET SUBACCOUNT -- Amounts credited to this
                                           subaccount are invested in the
                                           Money Market Portfolio.  This
                                           portfolio invests primarily in
                                           money market instruments.

         The LB Series Fund, Inc. receives investment advice for each portfolio from Lutheran Brotherhood. As investment advisor, Lutheran Brotherhood charges the LB Series Fund, Inc. a daily investment advisory fee equal to an annual rate of 0.4% of the aggregate average daily net assets of LB Series Fund, Inc.

         For a complete description of the Variable Account and the designated portfolios, please refer to the current prospectus for LB Series Fund, Inc.


FIXED ACCOUNT INFORMATION

Invests in the General Account of LBVIP.


V2-VY-FPVA-4                          page 4

                                               Contract Number:     C1234567
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1.  DEFINITIONS
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ANNUITANT.  The person(s) named as Annuitant on page 3.

APPLICATION.  The application(s) and all amendments and supplements.

CONTRACT ANNIVERSARY. The Date of Issue on page 3 and the same month and day for years after issue as in the Date of Issue.

CONTRACT YEAR. The period of time from one Contract Anniversary to the next Contract Anniversary.

FIXED ANNUITY.  An annuity whose payments are:

   1)  Guaranteed as to minimum amount; and

   2)  Not dependent on the investment experience of the Variable
       Account.

SEC.  Securities and Exchange Commission.

VALUATION DAY. Any day, except the day after Thanksgiving Day and the day before Christmas Day, that the New York Stock Exchange is open for trading or there is sufficient trading in a Fund portfolio's securities to affect the accumulation unit value of the corresponding subaccount of the Variable Account.

VALUATION PERIOD. The period of time from the end of one Valuation Day to the end of the next Valuation Day.

VARIABLE ANNUITY. An annuity whose payments vary depending on the investment experience of the Variable Account.

WE, OUR, US, LBVIP.  Lutheran Brotherhood Variable Insurance Products
Company.

WRITTEN NOTICE. A written request or notice signed by you and received by us at our Home Office in Minneapolis, Minnesota.

YOU, YOUR, YOURS.  The owner(s) of this contract.


V2-VY-FPVA-5                      page 5


Contract Number:     1234567
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2.  GENERAL PROVISIONS
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2.1    ENTIRE CONTRACT.  The Entire Contract consists of:

       1) This contract including any attached riders, amendments or endorsements; and

       2)  The Application attached to this contract.

2.2 CHANGE OF CONTRACT. No change in this contract is valid unless it is made in writing and signed by our President and Secretary.

2.3 DEATH PROCEEDS. We will pay the Death Proceeds to the beneficiary upon receiving proof that the death of the Annuitant occurred before the Maturity Date. Death Proceeds are paid according to Section 9.1 Payment of Proceeds.

The amount of Death Proceeds is calculated on the later of:

       1)  The date we receive proof of death; and

       2) The date we receive signed notice of the Beneficiary's election to receive Death Proceeds.

The amount is the greatest of:

       1)  The Accumulated Value on the date Death Proceeds are calculated;

       2) The sum of the premiums received by us, less the amount of any Partial Surrenders; and

       3) The Accumulated Value on the preceding Minimum Death Benefit Date plus the sum of premiums received by us since that date, less the amount of any Partial Surrenders since then. The first Minimum Death Benefit Date is the Date of Issue of this contract. Thereafter, Minimum Death Benefit Dates occur every 6 years on the Contract Anniversary.

The Death Proceeds are not less than the minimum values required by law.

2.4 ANNUITY INCOME. The Annuity Income will be the amount provided by the Cash Surrender Value on the Maturity Date. This income may be paid under a Fixed Annuity, Variable Annuity, or both. Unless you elect otherwise, the income will be determined according to Option 4 of Section
9.2 Optional Plans of Settlement with the Guaranteed Period shown on page 3.

2.5 MATURITY DATE. The Maturity Date is shown on page 3. We will pay you the Annuity Income beginning on the Maturity Date if the Annuitant is then living. You may change this date by giving Written Notice before the Maturity Date.

2.6 STATEMENTS IN THE APPLICATION. We will not use any statement to contest a claim or to have this contract declared invalid unless the statement is contained in the Application. All statements made in the Application are representations, not warranties.

2.7 INCONTESTABILITY. We will not contest the validity of this contract after it has been in force during the Annuitant's lifetime for two years from the Date of Issue.

2.8 MISSTATEMENT OF AGE OR SEX. If an Annuitant's age or sex has been misstated, any amount payable will be that which the premiums paid would have bought at the correct age and sex. If we make any underpayment as a result of misstatement of age or sex, we will pay you the underpayment with interest compounded at the rate of 4% per year. If we make any overpayment, future payments will be reduced until we have recovered the amount of the overpayment plus interest compounded at 4% per year.

V2-VY-FPVA-6                           page 6

                                                Contract Number:     1234567
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2.  GENERAL PROVISIONS                                           (continued)
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2.9    EXEMPTIONS FROM CLAIMS OF CREDITORS.  To the extent permitted by law, the proceeds of this contract and any payments under it will not be subject to the claims of creditors or to any legal proceedings.

2.10 DEFERMENT. The Cash Surrender Value and Partial Surrenders will normally be paid within 7 days after we receive Written Notice of surrender. The Death Proceeds and Annuity Income will be paid as in Sections 2.3 and
2.4 respectively. However, we may defer the payment of any portion of surrender amounts, Death Proceeds or Annuity Income which is in the Variable Account while:

       1)  The New York Stock Exchange is closed for trading; or

       2) The SEC requires that trading be restricted or declares an emergency.

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3.  OWNERSHIP
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3.1    OWNERSHIP.  The Annuitant is the owner unless another owner is named in the Application. While an Annuitant is living, the owner may exercise all rights set out in this contract.

3.2 EXCHANGE PROVISION. If Death Proceeds become payable and the owner's spouse is the sole primary beneficiary, then the spouse may elect, to the extent permitted by law, to continue this contract in force as the Annuitant in lieu of receiving Death Proceeds. Election must be made by giving Written Notice within 60 days after we receive due proof of death.

3.3 TRANSFER AND ASSIGNMENT. If this contract is used in a qualified plan under Section 401, 403, 408 or 457 of the Internal Revenue Code, as amended, then:

       1) If the owner is a trust, custodian or employer, you may transfer ownership to the Annuitant, otherwise

       2) This contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for performance of an obligation or for any other purpose to any person other than us.

If this contract is not used in a qualified plan as described above, then:

       1)  Ownership may be transferred but not to a natural person; and

       2)  This contract may be assigned as collateral.

We are not bound by any assignment unless it is in writing and filed at our Home Office. We are not responsible for the validity or effect of any assignment.


V2-VY-FPVA-7                       page 7

Contract Number:    C1234567
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4.  PREMIUMS
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4.1    PREMIUM PAYMENTS.  The amount of the Planned Annual Premium is shown on page 3.  The initial premium is due and payable on the Date of Issue.

You may pay more or less than the Planned Annual Premium in any Contract Year. Premiums may be paid at any time before the Maturity Date and in any amount except that we reserve the right to require that each premium payment must be at least $50.

Premiums are payable at our Home Office. Upon request we will give you a receipt, signed by an officer of the Company, for the premium paid.

4.2 NET PREMIUM. The Net Premium is the portion of each premium which is allocated to the subaccounts of the Variable Account and to the Fixed Account. The Net Premium is equal to the premium paid less any charge for state and local premium taxes.

4.3 PREMIUM BILLING. We will send premium billings based on the amount and frequency of premium payments which you request. You may change the amount and, subject to our published rules, the frequency or method of billing by giving Written Notice. If we do not receive any premium payments for 24 consecutive months, we will stop billings.

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5.  ACCUMULATED VALUE
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5.1    ACCUMULATED VALUE.  On or before the Maturity Date, the Accumulated
Value of this contract is equal to the sum of the accumulated values for this contract in the subaccounts and in the Fixed Account.

The accumulated value in any subaccount on a Valuation Day is equal to:

       1) The number of accumulation units for this contract in that subaccount (see Section 7.6); multiplied by

       2)  The accumulation unit value for that subaccount (see
           Section 7.7).

The accumulated value for any day that is not a Valuation Day will be determined on the next Valuation Day.

The accumulated value in the Fixed Account on any day is the sum of:

       1)  Net Premiums allocated to the Fixed Account;

       2) Accumulated value transferred to the Fixed Account from a subaccount; and

       3)  Interest credited;
Less
       4)  Partial Surrenders which are applied against the Fixed Account;

       5) Accumulated value transferred from the Fixed Account to a subaccount; and

       6)  Administrative Charges that are taken from the Fixed Account.

5.2 ADMINISTRATIVE CHARGE. On each Contract Anniversary prior to and including the Maturity Date, if the sum of premiums received by us less the amount of any Partial Surrenders is less than $5,000, we will deduct an Administrative Charge from the Accumulated Value. The charge will be applied against each subaccount of the Variable Account and against the Fixed Account according to the ratio for this contract of the accumulated value in the subaccount or Fixed Account to the sum of the accumulated values in all the subaccounts and the Fixed Account. With our approval, you may choose other allocations of the Administrative Charge. The amount of the Administrative Charge is shown on page 3.

V2-VY-FPVA-8                        page 8

                                                Contract Number:    1234567
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5.  ACCUMULATED VALUE                                            (continued)
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5.3    MINIMUM ACCUMULATED VALUE REQUIRED.  We will terminate this contract on any Contract Anniversary if:

       1) The Accumulated Value is less than $1,000 and no premium payment has been received in the Home Office for at least 24 months; or

       2) The Accumulated Value (before any Administrative Charge is applied) is less than the Administrative Charge.

Upon termination under paragraph (1) of this provision we will pay you the Accumulated Value.

5.4 ANNUAL REPORT. We will mail you a statement of the value of this contract at least once each year until the Maturity Date. The report will show the Accumulated Value and any additional information required by law.

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6.  SURRENDER
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6.1    FULL SURRENDER.  On or before the Maturity Date, you may surrender this contract for its Cash Surrender Value by giving Written Notice before the Maturity Date and while the Annuitant is alive. The surrender will be effective on the later of:

       1)  The date we receive Written Notice; and

       2)  The date you specify.

6.2 CASH SURRENDER VALUE. The Cash Surrender Value on any date is equal to:

       1)  The Accumulated Value;
Less
2)  Any Surrender Charge (see Section 6.4); and.

3)  Any charges made for state and local taxes at the time of surrender.

The Cash Surrender Values are not less than the minimum values required by law.

6.3 PARTIAL SURRENDER. On or before the Maturity Date, you may surrender a portion of the Accumulated Value by giving Written Notice before the Maturity Date and while the Annuitant is alive. The portion surrendered is the Partial Surrender. We will deduct any Surrender Charge (see Section 6.4) and any charge for state and local premium taxes from the Partial Surrender, as determined on the date we receive Written Notice.

A Partial Surrender:

       1)  Must be at least $500;

       2) Will reduce the Accumulated Value by the amount of the Partial Surrender. The reduction will be applied against each subaccount of the Variable Account and against the Fixed Account according to the ratio for this contract of the accumulated value in the subaccount or Fixed Account to the sum of the accumulated values in all the subaccounts and the Fixed Account. With our approval, you may choose other allocations to the subaccounts and the Fixed Account;

       3) Must not reduce the remaining Accumulated Value to less than $1,000; and

       4)  Will be effective on the date we receive Written Notice.

V2-VY-FPVA-9                           page 9

Contract Number:     1234567
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6.  SURRENDER                                                    (continued)
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6.4    SURRENDER CHARGE.  A Surrender Charge will be applied to Full and
Partial Surrenders. The charge is made as a percentage of the Accumulated Value surrendered. The percent applied is shown on page 3. However:

       1) On any date, the sum of all Surrender Charges applied up to that date will not exceed 6 1/2% of the total of premiums paid to that date;

       2) For any surrender made more than three years after the Date of Issue, no Surrender Charge will be deducted from the portion of the Accumulated Value surrendered which is paid under:

           a) Option 2, 3 or 3V of Section 9.2 provided that payments will be made for at least 5 years and that the proceeds may not be withdrawn; or

           b) Option 4 or 4V of Section 9.2 or any other life income option agreed to by us;

       3) In each Contract Year you may surrender without a Surrender Charge up to 10% of the Accumulated Value existing at the time the first surrender is made in that Contract Year; and

       4) No Surrender Charge will be applied for surrenders made during Total Disability of the Annuitant.

Total Disability is a disability:

           a)  Which has continued for six consecutive months;

           b) Which results from bodily injury sustained or disease which first appears while this contract is in force; and

           c) Which completely prevents the Annuitant from engaging in an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Annuitant's regular occupation when the disability begins. After this, it is any occupation for which the Annuitant is or becomes qualified by reason of education, training or experience. However:

               i) If the Annuitant is a full-time student under age 18 when
                  Total Disability begins, Occupation for gain or profit means attending school outside the home This definition applies until the disabled Annuitant reaches age 18, or 24 months if later.

               ii) If the Annuitant is primarily a homemaker when Total
                  Disability begins, Occupation for gain or profit means performing household duties.


V2-VY-FPVA-10                          page 10


                                                Contract Number:     1234567
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7.  ACCOUNTS AND UNIT VALUES
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7.1    VARIABLE ACCOUNT.  We have established the Variable Account shown on page 4 as a separate investment account according to Minnesota laws. The Variable Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940.

The Variable Account has subaccounts which invest in shares of the LB Series Fund, Inc. (the Fund). The Fund is registered with the SEC under the Investment Company Act of 1940 as a diversified open-end management investment company. Each subaccount purchases shares in a specified portfolio of the Fund. Amounts allocated to each subaccount buy shares of the portfolio for that subaccount at net asset value. The portfolios and subaccounts are shown on page 4. We may add additional subaccounts to invest in a new portfolio of the Fund or in a different investment company.

We own the assets of the Variable Account. Assets equal to the reserves and other liabilities of the Variable Account may not be charged with liabilities from any other business we conduct. However, we may transfer assets of the Variable Account in excess of account reserves and liabilities to our General Account.

Income and realized and unrealized gains and losses from each subaccount of the Variable Account are credited to or charged against that subaccount. The value of the assets in the Variable Account is determined at the end of each Valuation Day.

7.2 FIXED ACCOUNT. Amounts allocated to the Fixed Account are invested with our General Account assets. Interest will be credited on Net Premiums allocated to the Fixed Account and on accumulated value transferred to the Fixed Account from the date of allocation or transfer. The rate applied to amounts in the Fixed Account depends on the date of allocation or transfer to the Fixed Account. For any amount allocated or transferred to the Fixed Account, we guarantee that the initial interest rate will be effective for at least 12 months, and subsequent interest rates will not be changed more often than once every 12 months. Interest will be compounded daily. Interest rates will never be less than an effective rate of 4.0% per year. The last-in, first-out accounting method will be used to credit interest for Partial Surrenders, transfers and the Administrative Charge.

7.3 GENERAL ACCOUNT. The General Account includes all assets we own that are not in the Variable Account or any other separate account of the Society. Reserves for any Fixed Annuity are maintained in the General Account.

7.4 ALLOCATION OF PREMIUMS. The first premium payment is applied on the Date of Issue. After the Date of Issue, payments are applied on the date we receive them.

The Date of Issue of this contract is the date the first premium is received in our Home Office. The Date of Initial Premium Allocation is the date we approve your Application. Both of these dates are shown on page 3.

Premiums are allocated to the subaccounts of the Variable Account and to the Fixed Account as follows:

       1) For each premium received before the Date of Initial Premium Allocation, the Net Premium will be applied to the Money Market Subaccount as of the Date of Issue. On the Date of Initial Premium Allocation, the accumulated value in the Money Market Subaccount will be allocated to the subaccounts of the Variable Account and to the Fixed Account.

       2) For each premium received on or after the Date of Initial Premium Allocation, the Net Premium will be allocated to the subaccounts of the Variable Account and to the Fixed Account.

Premiums are allocated according to the premium allocation percentages for this contract. The initial premium allocation percentages are specified in the Application. You may change these premium allocation percentages by giving Written Notice. The change will be effective for each premium received with or after your notice. The sum of the premium allocation percentages must be 100%, and each premium allocation percentage must be a whole number not more than 100%. We reserve the right to adjust your allocation to eliminate fractional percentages.

V2-VY-FPVA-11                        page 11

                                                Contract Number:     1234567
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7.  ACCOUNTS AND UNIT VALUES                                     (continued)
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7.5    TRANSFER OF ACCUMULATED VALUES.  On or before the Maturity Date, you may transfer some or all of the accumulated values among the subaccounts of the Variable Account and the Fixed Account. You do this by giving Written Notice. The transfer of accumulated value is subject to the following:

       1)  The total amount transferred cannot be less than the smaller of:

           a)  $500; and

           b) The accumulated value in the subaccount(s) or Fixed Account from which the transfer is being made.

       2) The transfer will occur at the end of the day on which we receive Written Notice.

       3) We reserve the right to limit the number of transfers in each Contract Year. However, subject to the limit on Fixed
           Account transfers stated in (4), we will always allow at least two transfers per Contract Year.

       4) Transfers from the Fixed Account must be made on or within 45 days after a Contract Anniversary. Only one transfer from the Fixed Account will be allowed per Contract Year.

We may defer making transfers subject to the same conditions as in Section
2.10 Deferment.

7.6 NUMBER OF ACCUMULATION UNITS. The number of accumulation units for this contract in any subaccount may increase or decrease at the end of each Valuation Period. The number of accumulation units increases when, during the period:

       1)  Premiums are allocated to the subaccount; or

       2) Accumulated value is transferred to the subaccount from another subaccount or from the Fixed Account.

The number of accumulation units decreases when, during the Valuation
Period:

       1) Accumulated value is transferred from the subaccount to another subaccount or to the Fixed Account;

       2)  Partial Surrenders are applied against the subaccount; or

       3)  Administrative Charges are taken from the subaccount.

The increase or decrease in the number of accumulation units for this contract in any subaccount is equal to:

       1) The dollar amount allocated or transferred to or from that subaccount;
Divided by
       2) The accumulation unit value for that subaccount at the end of the Valuation Period during which the amounts are allocated or transferred.


V2-VY-FPVA-12                        page 12

Contract Number:     1234567
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7.  ACCOUNTS AND UNIT VALUES                                     (continued)
----------------------------------------------------------------------------

7.7 ACCUMULATION UNIT VALUE. The accumulation unit value for a subaccount is equal to (1) divided by (2) where:

       1)  Is the sum of:

           a) The net asset value of the corresponding portfolio of the subaccount at the end of the current Valuation Period; plus

           b) The amount of any dividend or capital gain distribution made by the portfolio if the "ex-dividend" date occurs during the Valuation Period; plus or minus

           c) A charge or credit for any taxes reserved for that we determine to be a result of the investment operation of the portfolio;
Less
           d) The risk charge we deduct for each day in the Valuation Period. This charge for mortality and expense risks is guaranteed not to exceed, on an annual basis, 1.25% of the daily value of the subaccount.

       2) Is the number of accumulation units of that subaccount for all contracts, including accumulation units held as reserves for Variable Annuities.

Accumulation unit values are determined at the end of each Valuation Day before the transfer or allocation of any amounts to or from the subaccounts. The accumulation unit values may increase or decrease on each Valuation Day.

7.8 NUMBER OF ANNUITY UNITS. If a Variable Annuity is payable, each annuity payment is defined in terms of annuity units. The total amount payable is the sum of the payments from each subaccount. The number of annuity units payable from any subaccount is equal to:

       1) The dollar amount of the first annuity payment provided by that subaccount;
Divided by
       2) The annuity unit value for that subaccount on the Valuation Day on which the first payment is calculated.

After the first payment, the number of annuity units payable from each subaccount will not change unless you request a change in allocation as provided in Section 7.11. The dollar amount payable from any subaccount will be equal to:

       1)  The number of units payable from that subaccount;
Multiplied by
       2) The annuity unit value for that subaccount on the Valuation Day on which the payment is calculated.

7.9 ANNUITY UNIT VALUE. On any Valuation Day, the annuity unit value for a subaccount is equal to:

       1) The annuity unit value for the subaccount at the end of the prior Valuation Day;
Multiplied by
       2) The Investment Factor (see Section 7.10) for the subaccount for that day;
Multiplied by
       3) A discount factor equivalent to an assumed interest rate of 3 1/2% per year.

Annuity unit values are determined at the end of each Valuation Day before the transfer or allocation of any amounts to or from the subaccounts. The annuity unit values may increase or decrease on each Valuation Day.

V2-VY-FPVA-13                     page 13

Contract Number:     1234567
----------------------------------------------------------------------------
7.  ACCOUNTS AND UNIT VALUES                                     (continued)
----------------------------------------------------------------------------

7.10 INVESTMENT FACTOR. The Investment Factor for a subaccount measures the investment performance of that subaccount. The Investment Factor for a subaccount is equal to:

       1) The accumulation unit value of the subaccount at the end of the current Valuation Period;

Divided by

       2) The accumulation unit value of the subaccount at the end of the last prior Valuation Period.

7.11 CHANGE IN ANNUITY UNIT ALLOCATION. You may change the allocation of Annuity Units among the subaccounts of the Variable Account. Any change in Annuity Unit allocations:

       1)  Will occur at the end of the day on which we receive Written
           Notice;

       2) Will be based on annuity unit values for the subaccounts on that day; and

       3)  May be made only once each contract year.

7.12 CHANGE OF INVESTMENT POLICY. The investment policy for the Variable Account is described on page 4. We may change the investment policy of the Variable Account with the approval of the insurance supervisory officials of the State of Minnesota. The approval process has been filed with the insurance department of the state in which this contract is delivered. We will notify you if there is a material change in investment policy.

7.13 CHANGE OF PORTFOLIO. We may determine that a portfolio has become unsuitable for investment by a subaccount or shares of a portfolio may cease to be available for investment. In such event, we may substitute another portfolio of the investment company or invest in a different investment company. This change would not be made unless approved by:

       1)  The SEC; and

       2) If required, the insurance supervisory officials in the state where this contract is delivered.


----------------------------------------------------------------------------
8  BENEFICIARY
----------------------------------------------------------------------------
8.1 BENEFICIARY. The beneficiary is named in the Application. You may change the beneficiary by giving Written Notice. The change will become effective if:

       1)  We receive Written Notice; and

       2)  We acknowledge the change.

The effective date of the change will be the date the notice was signed. We will not be liable for any payment made or action taken by us before we receive the notice.

8.2 RIGHTS OF BENEFICIARIES. Unless you designate otherwise, a surviving beneficiary entitled to receive Annuity Income may:

       1)  Designate a contingent beneficiary; or

       2) Take as a lump sum the commuted value of the Annuity Income remaining payable to the end of the Guaranteed Period. The commuted value will be based on the interest rate used to determine the Annuity Income.

8.3 SUCCESSION OF BENEFICIARIES. You may designate one or more beneficiaries to receive any Death Proceeds payable or any Annuity Income remaining payable upon the Annuitant's death. You will classify each beneficiary as primary or contingent. Upon the Annuitant's death, we will pay to the primary beneficiaries who survive the Annuitant any proceeds or income payable. If none survive, we will pay the surviving contingent beneficiaries. In the event no beneficiary survives the Annuitant, any Death Proceeds payable or the commuted value of any Annuity Income remaining payable will be paid to the Annuitant's estate.

Other designations or successions of beneficiaries may be arranged with us.

8.4 SHARE OF PROCEEDS. Unless you specify otherwise, each beneficiary receiving payments will have an equal share in any Death Proceeds payable or any Annuity Income remaining payable.

V2-VY-FPVA-14                        page 14

                                                Contract Number:     1234567
----------------------------------------------------------------------------
9.  SETTLEMENT PROVISIONS
----------------------------------------------------------------------------
9.1 PAYMENT OF PROCEEDS. Proceeds from death or surrender are payable in a lump sum unless otherwise provided. On Death Proceeds, we will pay interest at the rate payable in Option 1 - Interest Income. Interest is payable from the date the amount of Death Proceeds is calculated (see
Section 2.3) until the date of settlement. Instead of a lump sum, proceeds of $2,000 or more may be paid under any settlement option in Section 9.2 by means of a supplementary contract which we will issue.

9.2 OPTIONAL PLANS OF SETTLEMENT. Proceeds payable under a settlement option may be paid under one or more of the following options.

OPTION 1 - INTEREST INCOME. The proceeds may be left on deposit. Interest will be paid at a rate of not less than 3% per year. These proceeds may be withdrawn upon request.

FIXED ANNUITY OPTION 2 - INCOME OF A FIXED AMOUNT. We will pay an income of a fixed amount at agreed upon intervals. This income is subject to these conditions:

       1)  Income per year must not be less than 6% of the proceeds.

       2) Income is paid until the proceeds, with interest credited at the rate of 3 1/2% per year on the unpaid balance, are paid in full. This income may be increased by the crediting of additional interest.

FIXED ANNUITY OPTION 3 AND VARIABLE ANNUITY OPTION 3V - INCOME FOR A FIXED PERIOD. We will pay an income for a fixed number of years, not to exceed
30.  Guaranteed payments for Options 3 and 3V are shown in the table on page
16. We use an effective annual interest rate of 3 1/2%. Under Option 3, the income per $1,000 of proceeds will not be less than the amount shown. Under Option 3V, the first monthly payment per $1,000 of proceeds in any subaccount will be the amount shown.

FIXED ANNUITY OPTION 4 AND VARIABLE ANNUITY OPTION 4V - LIFE INCOME WITH GUARANTEED PERIOD. We will pay an income for the lifetime of the payee. If the payee dies during the guaranteed period, payments will be continued to the end of that period and will be paid to the beneficiary. A period of 10 or 20 years may be elected. Guaranteed payments for Options 4 and 4V are shown in the table on page 17. The incomes are based on the 1983 Table A for Annuity Valuation using an effective annual interest rate of 3 1/2%. Under Option 4, the income per $1,000 of proceeds will not be less than the amount shown. Under Option 4V, the first monthly payment per $1,000 of proceeds in any subaccount will be the amount shown. After the first payment is made, Options 4 and 4V may not be revoked or changed.

OPTION 5 - OTHER OPTIONS. The proceeds may be paid under any other settlement option agreeable to us.

V2-VY-FPVA-15                        page 15

Contract Number:     1234567
----------------------------------------------------------------------------
9.  SETTLEMENT PROVISIONS                                        (continued)
----------------------------------------------------------------------------

9.3 ELECTION OF AN OPTION. You may elect an option by Written Notice during the Annuitant's lifetime. The option must be elected before proceeds become payable. Assignees and third-party owners may elect an option only with our consent. Election of Options 4 or4V may be made only if the payee is a natural person who is the Annuitant or a beneficiary.

If Death Proceeds are payable, the beneficiary may elect a settlement option other than Option 1 - Interest Income within one year from the date of death provided that:

       1) The manner of settlement has not been restricted before the Annuitant's death;

       2)  The Death Proceeds have not been paid; and

       3) Either:

          a) The principal and interest are completely distributed within 5 years after the date of death; or

          b) If you have designated a natural person as beneficiary, distribution of the principal and interest is made by means of a periodic payment which:

              i)   Begins within one year after the date of death; and

              ii) Is not guaranteed for a period which extends beyond the life expectancy of the beneficiary.

Election of an option is subject to these conditions:

       1)  Payments must not be less than $25;

       2) Payments are made only at annual, semiannual, quarterly or monthly intervals; and

       3) The first payment, except under Option 1 - Interest Income, is payable as of the date the option becomes effective. Under Option 1, interest is payable at the end of the first payment interval.

If annuity payments would be or become less than $25, we reserve the right to change the frequency of payments to an interval such that payments are not less than $25.

                                          OPTIONS 3 AND 3V
                 Option 3 - Guaranteed Monthly Payments for Each $1,000 of Proceeds
                    Option 3V - First Monthly Payment for Each $1,000 of Proceeds
-----------------------------------------------------------------------------------------------------
Years    Monthly     Years   Monthly    Years   Monthly    Years   Monthly    Years   Monthly
Payable  Payment    Payable  Payment   Payable  Payment   Payable  Payment   Payable  Payment
-----------------------------------------------------------------------------------------------------
   1      84.65        7      13.37      13      7.93       19      5.96       25      4.96
   2      43.05        8      11.89      14      7.48       20      5.75       26      4.84
   3      29.19        9      10.75      15      7.10       21      5.56       27      4.73
   4      22.26       10       9.83      16      6.76       22      5.39       28      4.62
   5      18.11       11       9.08      17      6.46       23      5.23       29      4.53
   6      15.34       12       8.46      18      6.20       24      5.09       30      4.44
-----------------------------------------------------------------------------------------------------
      Annual, Semiannual or Quarterly payments are 11.813, 5.957 and 2.991 respectively, times the Monthly payments.
-----------------------------------------------------------------------------------------------------

V2-VY-FPVA-16                      page 16

                                                               Contract Number:     1234567

                                             OPTIONS 4 AND 4V
                                      Male Payee - Monthly Life Income
-----------------------------------------------------------------------------------------------------
                   Option 4 - Guaranteed Monthly Life Income for Each $1,000 of Proceeds
                 Option 4V - First Monthly Life Income Payment for Each $1,000 of Proceeds
-----------------------------------------------------------------------------------------------------
                          Payments     Payments                            Payments     Payments
          Age of Payee   Guaranteed   Guaranteed           Age of Payee   Guaranteed   Guaranteed
           on Date of       for          for                on Date of       for          for
          First Payment   10 years     20 years            First Payment   10 years     20 years
-----------------------------------------------------------------------------------------------------
              40            3.94         3.89                   70           6.87         5.52
              45            4.20         4.11                   71           7.05         5.55
              50            4.51         4.36                   72           7.22         5.59
              55            4.91         4.66                   73           7.40         5.62
              60            5.42         4.97                   74           7.57         5.64
              61            5.54         5.04                   75           7.75         5.65
              62            5.67         5.10                   76           7.92         5.65
              63            5.80         5.16                   77           8.09         5.65
              64            5.94         5.22                   78           8.26         5.65
              65            6.08         5.28                   79           8.42         5.65
              66            6.23         5.33                   80           8.57         5.65
              67            6.38         5.38                   85           9.20         5.65
              68            6.54         5.43                   90           9.59         5.65
              69            6.71         5.48                   95           9.73         5.65
-----------------------------------------------------------------------------------------------------

                                  Female Payee - Monthly Life Income
-----------------------------------------------------------------------------------------------------
                 Option 4 - Guaranteed Monthly Life Income for Each $1,000 of Proceeds
               Option 4V - First Monthly Life Income Payment for Each $1,000 of Proceeds
-----------------------------------------------------------------------------------------------------
                         Payments     Payments                            Payments     Payments
    Age of Payee        Guaranteed   Guaranteed           Age of Payee   Guaranteed   Guaranteed
     on Date of            for          for                on Date of       for          for
    First Payment        10 years     20 years            First Payment   10 years     20 years
-----------------------------------------------------------------------------------------------------
        40                 3.72         3.70                   70           6.23         5.37
        45                 3.92         3.88                   71           6.40         5.43
        50                 4.18         4.11                   72           6.58         5.48
        55                 4.51         4.38                   73           6.76         5.52
        60                 4.93         4.70                   74           6.95         5.57
        61                 5.03         4.77                   75           7.14         5.60
        62                 5.14         4.84                   76           7.34         5.63
        63                 5.25         4.91                   77           7.54         5.65
        64                 5.37         4.98                   78           7.74         5.65
        65                 5.50         5.05                   79           7.94         5.65
        66                 5.63         5.12                   80           8.13         5.65
        67                 5.77         5.19                   85           8.97         5.65
        68                 5.91         5.25                   90           9.48         5.65
        69                 6.07         5.32                   95           9.73         5.65
-----------------------------------------------------------------------------------------------------

V2-VY-FPVA-17                      page 17


        LUTHERAN BROTHERHOOD
[LOGO]  VARIABLE INSURANCE
        PRODUCTS COMPANY
        A Stock Life Insurance Company
        Minneapolis, Minnesota  55415
                                                            FLEXIBLE PREMIUM
                                                   DEFERRED VARIABLE ANNUITY
----------------------------------------------------------------------------
Annuity Income payable at maturity.
Death Proceeds payable at death before maturity.
Flexible premiums.
Return on investments reflected in contract benefits.
Annual dividends payable if earned.




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